Exhibit 99.1

STATE OF MINNESOTA	DISTRICT COURT

COUNTY OF RAMSEY	SECOND JUDICIAL DISTRICT

CASE TYPE: OTHER CIVIL

ev3 Inc., a Delaware corporation, ev3	Case No.
Endovascular, Inc., a Delaware corporation, and
FoxHollow Technologies, Inc., a Delaware
corporation,	VERIFIED COMPLAINT

Plaintiffs,	JURY TRIAL DEMANDED

vs.

Sean Collins, an individual, Aaron Lew, an
individual, Cardiovascular Systems, Inc., a
Minnesota corporation, and John Does 1-10,

Defendants.

     Plaintiffs above-named, as and for their Verified Complaint against Defendants above-named, state and allege as follows:
OVERVIEW OF THE ACTION
     In this action ev3 Inc., ev3 Endovascular, Inc. (“ev3 Endovascular”) and FoxHollow Technologies, Inc. (“FoxHollow”) (hereinafter collectively referred to as “ev3” or “Plaintiff”) seek to enjoin Defendants’ illegal conduct which has and will continue to cause irreparable harm. The individual Defendants and Defendant Cardiovascular Systems, Inc. (“CSI”) have misappropriated and used ev3’s confidential information to sell CSI products and have blatantly violated a non-solicitation provision in their employment agreements, resulting in multiple breaches of contract, breaches of loyalty, misappropriation of ev3’s trade secrets and unfair competition. As outlined below, the individual defendants have breached their confidentiality agreements with ev3 and misappropriated ev3’s trade secrets by taking ev3’s highly confidential information. Defendants have also engaged in a scheme of corporate raiding, an action expressly prohibited by the non-solicitation provision signed by the individual Defendants, by soliciting, recruiting and enticing ev3’s employees. If Defendants are not enjoined from engaging in these illegal, commercially immoral, and improper activities, ev3 will continue to suffer great and incalculable irreparable harm.
VENUE AND JURISDICTION
     1. Venue is proper in Ramsey County because Defendant CSI is headquartered in Ramsey County, Minnesota. Minn. Stat. § 542.09.
     2. This Court has personal jurisdiction over Defendant CSI because CSI is a Minnesota corporation headquartered in Ramsey County, Minnesota.
     3. This Court has personal jurisdiction over Defendant Sean Collins (“Collins”) because Collins is employed by CSI, a Minnesota corporation, and has had significant contacts with CSI in Minnesota in connection with the illegal and improper actions alleged herein, including, but not limited to, telephone communications, e-mail communications, and other communications.
     4. This Court has personal jurisdiction over Defendant Aaron Lew (“Lew”) because Lew is employed by CSI, a Minnesota corporation, and has had significant contacts with CSI in Minnesota in connection with illegal and improper actions alleged herein, including, but not limited to, telephone communications, e-mail communications, and other communications.
     5. This Court has personal jurisdiction over Defendants John Does 1-10 because John Does 1-10 are employed by CSI, a Minnesota corporation, and have had significant contacts with CSI in Minnesota in connection with illegal and improper actions alleged herein, including, but not limited to, telephone communications, e-mail communications, and other communications.

THE PARTIES
     6. ev3 is a Delaware corporation with its principal place of business located in Plymouth, Hennepin County, Minnesota. ev3 is the parent company to ev3 Endovascular and FoxHollow.
     7. ev3 Endovascular is in the business of designing, manufacturing, marketing, distributing, and selling medical devices. ev3 Endovascular markets, distributes, and sells its various medical device products in the United States and worldwide. ev3 Endovascular is a wholly owned subsidiary of ev3.
     8. FoxHollow is a Delaware corporation with its principal place of business located in Redwood City, California. FoxHollow is in the business of designing, manufacturing, marketing, distributing, and selling medical devices. FoxHollow markets, distributes, and sells its various medical device products in the United States and worldwide. FoxHollow is a wholly owned subsidiary of ev3.
     9. CSI is a Minnesota corporation with its principal place of business located in St. Paul, Minnesota. CSI is a direct competitor of ev3 with respect to the SilverHawk™ product sold by ev3 and is in the business of designing, manufacturing, marketing, distributing, and selling a medical device known as the Diamondback 360™ Orbital Atherectomy System (“Diamondback 360™”). CSI markets, distributes, and sells the Diamondback 360™ in the United States and worldwide.
     10. Sean Collins is an individual and current employee of CSI. Immediately prior to working for CSI, Collins was employed by FoxHollow. Collins resigned from FoxHollow and began working for CSI in March 2007.

     11. Aaron Lew is an individual and current employee of CSI. Immediately prior to working for CSI, Lew was employed by FoxHollow. Lew resigned from FoxHollow and began working for CSI in July 2007.
     12. John Does 1-10 are unknown employees of CSI who are improperly using ev3 confidential information to sell the Diamondback 360™ in breach of their confidentiality agreements and who are soliciting ev3’s employees in breach of their non-solicitation agreements.
FACTUAL ALLEGATIONS
ev3/FoxHollow Background and Merger
     13. On October 4, 2007, ev3 and FoxHollow completed a merger pursuant to which FoxHollow became a wholly owned subsidiary of ev3 Inc.
     14. Prior to the merger both ev3 Endovascular and FoxHollow were in the business of designing, manufacturing, marketing, distributing, and selling medical device products. ev3 Endovascular sold various medical device products in the United States and worldwide. FoxHollow sold two medical device products, one of which was the SilverHawk™ Plaque Excision System (“SilverHawk™”), principally within the United States.
     15. The SilverHawk™ is a device designed to treat patients suffering from peripheral artery disease (“PAD”). PAD is a disease resulting from plaque that accumulates in the arteries and blocks blood flow in the legs. These blockages result in severe pain for patients and very limited physical mobility. SilverHawk™ is a minimally invasive method of removing the obstructive plaque and restoring blood flow to the legs and feet.

Background Regarding CSI
     16. CSI is a privately held start-up medical device company that manufactures and sells a single product called the Diamondback 360™, which is directly competitive with ev3’s SilverHawk™. In the summer 2006, CSI hired John Bonnell as Vice President of Sales and Marketing and Paul Tryska as Vice President of Business Development. Prior to working at CSI Paul Tryska was National Sales Director at FoxHollow and John Bonnell was the Director of Sales at FoxHollow. In February 2007, CSI hired David Martin as CEO, who was previously employed by FoxHollow as its Chief Operating Officer.
     17. According to CSI, the Diamondback 360™ is designed and used for the treatment of PAD. The Diamondback 360™ is a direct competitor to the SilverHawk™.
Importance of Sales Personnel in the Medical Device Industry
     18. Both the SilverHawk™ and Diamondback 360™ are sold to cardiologists, vascular surgeons and interventional radiologists. These physicians can utilize alternative treatment modalities to the SilverHawk™, including balloons, stents, and lasers. The SilverHawk™ is sold by gaining the physician’s trust and convincing them that the product is the best available option for treatment of PAD. The physicians then, in turn, influence the purchasing decision of the medical facilities at which they conduct the clinical procedures. In order to gain the trust of the physician and influence the opinion of the physicians, sales representatives known as Territory Managers are trained to gain and maintain a deep personal relationship with the physicians.
     19. With respect to a SilverHawk™ device, Territory Managers spend approximately 80 percent of their time in clinical procedures with doctors providing important technical input before and during the procedure. The relationship between a physician and Territory Manager is often quite strong and physicians often have a sense of loyalty towards their particular Territory Manager. ev3 has devoted vast resources to training, facilitating, and assisting the creation of a close personal relationship and goodwill between the Territory Managers and physicians.
     20. ev3’s success depends in large part upon maintaining a stable sales force that is well-trained and has strong personal relationships of trust and confidence with its physician customers.
     21. ev3 has developed a valuable customer base of physicians throughout the United States. Through many years of hard work, physician training, and high quality service, ev3 has established substantial goodwill with its customers, particularly with its Key Opinion Leaders, who are physicians who are frequent users of SilverHawk™, and its Thought Leaders, who are physicians who train other physicians on the use and benefits of SilverHawk™.
     22. CSI, on the other hand, is a relatively new company that has not invested the necessary time and resources to develop any significant goodwill with physicians. In an attempt to avoid the costly and time consuming process of developing relationships and goodwill with physicians, CSI is attempting to misappropriate ev3’s goodwill by stealing its confidential information and its employees through a campaign of corporate raiding.
ev3’s Confidential Information
     23. ev3 has expended substantial time, money, and other resources to develop its relationships with its customers, including its Key Opinion Leaders and Thought Leaders, and to develop and compile a data base of confidential information regarding how they use the technology, their product preferences, ideas for improved and/or new products, purchase histories, business operations, and medical knowledge. ev3, and FoxHollow before it, provided this confidential information to its employees in order to assist with the sales of SilverHawk and to maintain and further cultivate these customer relationships.
     24. This confidential information, all encompassed under the term “customer lists,” was created and maintained by ev3 and FoxHollow before it. ev3/FoxHollow invested time and resources to acquire, compile, and maintain this information. The confidential information contained within the customer lists is not publicly available information and was created through the economic, monetary, and temporal commitments of ev3 and FoxHollow. That information is the rightful property of ev3.
     25. ev3, and FoxHollow before it, employed multiple measures in order to protect its confidential information and trade secrets. All FoxHollow and ev3 employees were required to sign a confidentiality agreement as a condition of employment. In addition, all FoxHollow employees were required to agree to not solicit other FoxHollow employees for a period of twelve (12) months after termination or resignation from FoxHollow. Moreover, FoxHollow and ev3 immediately cut off any terminated or resigning employees’ access to confidential information or trade secrets.
     26. Employment offers at FoxHollow were conditioned upon the employee signing an employment agreement that contained both a confidentiality and non-solicitation provision.
     27. The confidentiality agreement signed by FoxHollow employees states:
I agree to hold in confidence and not directly or indirectly to use or disclose, either during or after termination of my employment with the Company, any Confidential Information I obtain or create during the period of my employment, whether or not during working hours, except to the extent authorized by the Company, until such Confidential Information becomes generally known. I agree not to make copies of such Confidential Information except as authorized by the Company. Upon termination of my employment or upon an earlier request of the Company I will return or deliver to the Company all tangible forms of such Confidential Information in my possession or control, including but not limited to drawings, specifications, documents, records, devices, models or any other material and copies or reproduction thereof.
28. The non-solicitation provision signed by FoxHollow employees states:
I agree that for a period of twelve (12 months) immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit, or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.
     29. Each individual defendant signed the Employee Agreement containing these provisions in consideration of employment and contemporaneous with their acceptance of employment at FoxHollow.
The Employment, Resignation, and Post-Employment Activities of Defendant Collins
     30. FoxHollow employed Sean Collins as an Area Director. As an Area Director Collins was in charge of several Regional Managers, who were, in turn, in charge of numerous Territory Managers.
     31. In March 2007, Collins resigned his position at FoxHollow and took a position as a Territory Manager (sales representative) at CSI. At the time that Collins made the switch to CSI, CSI did not have enough employees to necessitate Regional Managers or Area Directors. Recently, however, CSI has acquired enough sales representatives to necessitate Regional Managers. Collins was recently promoted within CSI to the position of Regional Manager.
     32. FoxHollow invested vast resources in training and promoting Collins as a FoxHollow employee. As a FoxHollow employee, Collins had access to and used FoxHollow’s confidential information and customer lists on a daily basis.

     33. Immediately prior to Collins resigning his position at FoxHollow he required each FoxHollow Regional Manager then reporting to him to prepare and deliver to him a “business plan.” Collins’ superiors did not ask him to gather business plans from his direct reports. The business plans contained vital confidential information owned by FoxHollow including, but not limited to, sales information, revenue targets, lists of FoxHollow’s customers, Key Opinion Leaders (physicians who heavily utilize the SilverHawk™ device), target customers and marketing strategies. Given his impending departure, at the time Collins requested and obtained such business plans the only reason to collect this information was so he could use it at CSI to unfairly complete with FoxHollow.
     34. Immediately prior to resigning his position at FoxHollow, Collins sent extensive confidential information by electronic mail to his personal email address. This information included, but is not limited to, historical sales for all Territory Managers, sales targets, and marketing strategies.
The Employment, Resignation, and Post-Employment Activities of Defendant Lew
     35. Aaron Lew was employed as a Regional Manager at FoxHollow for the Florida area prior to the FoxHollow/ev3 merger. As a Regional Manager, Lew was in charge of several Territory Managers in Florida.
     36. In July 2007, Lew was recruited by CSI, resigned his position at FoxHollow, and began employment with CSI as a Territory Manager. When Lew began working at CSI, CSI did not have enough employees to necessitate Regional Managers. Recently, however, CSI has acquired enough new employees to necessitate Regional Managers. Lew was recently promoted within CSI to the position of Regional Manager.

     37. As a FoxHollow employee, Lew had access to and used FoxHollow’s, now ev3’s, confidential information and customer lists on a daily basis.
     38. Three days prior to announcing his resignation from FoxHollow, Lew asked the Physician Education Team to e-mail him the names and e-mail addresses of all Key Opinion Leaders in Florida. One day after he resigned from FoxHollow, Lew used this confidential information to send an e-mail to all the Key Opinion Leaders in the Florida market announcing his departure from FoxHollow and soliciting their business on behalf of CSI.
     39. Lew continues to use FoxHollow’s confidential information in direct violation of his confidentiality agreement. Lew has and continues to target the most frequent SilverHawk™ users in the Florida market, which is confidential information that Lew misappropriated from FoxHollow prior to his departure.
     40. Subsequent to Lew’s resignation from FoxHollow and employment with CSI, Lew has contacted and solicited the employment of several of ev3’s Territory Managers in Florida in direct violation of his non-solicitation agreement. Among those ev3 employees that Lew has solicited are Thadd Taylor and Jennifer Cart, both of whom have recently resigned from ev3 and have accepted sales positions at CSI effective on or about January 5, 2008. Upon information and belief, Lew has also contacted Terri Little, Lisa Finn, and Christine Goldman.
     41. CSI has utilized several former FoxHollow employees who are subject to non-solicitation provisions to recruit current ev3 employees, including but not limited to Lew, Michael Michelli, Steve Nelson, and Mike McCormick. Upon information and belief, the following ev3 employees have been the target of improper solicitation and as a result have recently resigned from ev3: Jennifer Cart, Rene Treanor, Scott Smith, Rick Rice, Anthony Maestas, David Gardner, Steve Pringle, Thadd Taylor, and Jason Proffitt. These individuals have all accepted sales positions with CSI, and most will begin their employment on or about January 5, 2008.
     42. CSI has and continues to target ev3’s employees for sales positions due to ev3 employees’ experience in the industry and their ability to access ev3’s confidential customer lists and information as well as the goodwill ev3 employees have established with customers.
John Does 1-10
     43. Upon information and belief, several current CSI employees who are former FoxHollow sales personnel are breaching their confidentiality and non-solicitation provisions by misappropriating ev3’s confidential information and using that information to target ev3’s customers and by soliciting current ev3 employees. ev3’s investigation of the foregoing conduct is ongoing, and ev3 will amend its Complaint and specifically name these individuals shortly.
     44. Michael Michelli resigned as a Regional Manager for ev3 in November 2007 and accepted a position as a Territory Manager for CSI. After becoming employed at CSI, Michelli used his status as a former ev3 employee to solicit business for CSI. Sometime between December 3, 2007 and December 9, 2007, Michelli delivered an honorarium check from FoxHollow to an ev3 customer, Dr. Patel. Michelli held the check, dated October 7, 2007, from early October until early December. Only after he started working for CSI and soliciting business for CSI did Michelli deliver the check. According to Dr. Patel, when Michelli delivered the check he used the delivery as a basis for persuading Dr. Patel to purchase the Diamondback 360™ rather than the SilverHawk™.
COUNT 1: BREACH OF CONTRACT (COLLINS, LEW, AND JOHN DOES 1-10)
     45. ev3 restates and realleges the foregoing paragraphs of this Complaint.
     46. As a condition to their employment with FoxHollow, Defendants Collins, Lew, and John Does 1-10 each signed an employee agreement containing a confidentiality provision.

     47. This post-termination restriction was supported by adequate consideration; that is, the confidentiality provision in their employment agreements were signed as a condition of employment with FoxHollow and were signed contemporaneously with the commencement of employment with FoxHollow.
     48. Collins, Lew, and John Does 1-10 have violated the terms of the confidentiality provision.
     49. Collins violated the terms of his confidentiality agreement by requesting and acquiring confidential information relating to FoxHollow customers and Key Opinion Leaders from the Regional Managers working beneath him at FoxHollow and using that information to procure employment at CSI and by later using the confidential information taken from FoxHollow to procure business for CSI.
     50. Lew violated the terms of his confidentiality agreement by requesting and acquiring confidential information relating to FoxHollow customers and Key Opinion Leaders from the Territory Managers working beneath him at FoxHollow and using that information procure business for CSI.
     51. ev3 has been, and will continue to be damaged by the breaches of the confidentiality provision.
     52. ev3 will and has been irreparably harmed by the breaches of the confidentiality agreements, and are without a complete and adequate remedy at law.
COUNT 2: BREACH OF CONTRACT (LEW AND JOHN DOES 1-10)
     53. ev3 restates and realleges the foregoing paragraphs of this Complaint.
     54. Defendants Lew and John Does 1-10 signed an employee agreement containing a non-solicitation provision in consideration for their employment with FoxHollow.

     55. The non-solicitation provision is supported by adequate consideration; that is, the non-solicitation provision in the employment agreement was signed as a condition of employment with FoxHollow and was signed contemporaneously with the commencement of employment with FoxHollow.
     56. Lew and John Does 1-10 have and will continue to violate the terms of the non-solicitation agreement. Lew has contacted and solicited numerous ev3 employees to work for CSI. As set forth above, Lew’s solicitation has caused both Taylor and Cart, ev3 Territory Managers, to resign their positions at ev3 to begin work with CSI on or about January 5, 2008. Lew continues to actively target and recruit ev3 personnel to work for CSI.
     57. ev3 has been, and will continue to be damaged by the breaches of the non-solicitation agreements. ev3 expended vast resources to train its employees and to support and provide resources to enable its employees to build goodwill, rapport, close relationships, and a personal hold over ev3’s customers and Key Opinion Leaders. ev3 sought to protect this investment and property through the use of the non-solicitation provision in Lew’s Employment Agreement. Due to Lew’s flagrant breach of the non-solicitation provision, ev3 has lost and continues to lose the value of its goodwill while CSI, ev3’s direct competitor, and Lew reap the benefits of ev3’s investment.
     58. ev3 will and has been irreparably harmed by the breaches of the non-solicitation agreement, and are without a complete and adequate remedy at law.
COUNT 3: BREACH OF THE COMMON
LAW DUTY OF LOYALTY (COLLINS AND LEW)
     59. ev3 restates and realleges the foregoing paragraphs of this Complaint.
     60. Collins and Lew owed undivided and unqualified duties of loyalty to Plaintiff.
     61. Collins breached his duty of loyalty to Plaintiff by, among other things:

     A. Misappropriating FoxHollow confidential information, including, but not limited to, confidential information relating to ev3’s customers and Key Opinion Leaders, and, upon information and belief, using such information for his own pecuniary gain, the gain of CSI, and to ev3’s detriment;
     B. Facilitating the misappropriation of confidential information related to ev3’s customers and Key Opinion Leaders so that Collins and CSI could use said information to compete unfairly against FoxHollow and ev3; and
     C. Upon information and belief, engaging in intentional and deceptive acts while employed by FoxHollow, which created conflicts of interest, which Collins failed to disclose to Plaintiff.
     62. Lew breached his duty of loyalty to Plaintiff by, among other things:
     A. Misappropriating Plaintiff’s confidential information, including, but not limited to, confidential information relating to Plaintiff’s customers and Key Opinion Leaders, and, upon information and belief, using such information for his own pecuniary gain, the gain of CSI, and to the Plaintiff’s detriment;
     B. Facilitating the misappropriation of confidential information related to Plaintiff’s customers and Key Opinion Leaders so that Lew and CSI could use said information to compete against and undercut FoxHollow and ev3 in the marketplace; and
     C. Upon information and belief, engaging in intentional and deceptive acts while employed by Plaintiff, which created conflicts of interest, which Lew failed to disclose to Plaintiff.
     63. As a direct and proximate result of the breach of their duty of loyalty, ev3 is suffering immediate and irreparable injury, harm, and damage, and will continue to suffer injury,

harm, and damage unless and until Collins and Lew are enjoined from engaging in further misconduct or profiting from their past misconduct. Collins and Lew must also pay damages in an amount to be determined at trial.
COUNT 4: MISAPPROPRIATION OF
TRADE SECRETS (CSI, COLLINS, LEW AND DOES 1-10)
     64. ev3 restates and realleges the foregoing paragraphs of this Complaint.
     65. Collins, Lew, and John Does 1-10 have a duty under both the Minnesota Uniform Trade Secret Act and the California Uniform Trade Secret Act to protect Plaintiff’s trade secret information. CSI has a duty to not appropriate such information.
     66. Information related to ev3’s customers and sales marketing strategies derive independent value, actual and potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from the disclosure or use of such data, information, and documents.
     67. ev3 expended vast and reasonable efforts to protect the secrecy of its proprietary, confidential, and trade secret information under the circumstances alleged above.
     68. Collins, Lew, and John Does 1-10 have breached and will continue to breach their duty to maintain the secrecy of Plaintiff’s confidential information.
     69. CSI has misappropriated and threatens to further misappropriate ev3’s trade secrets. For example, CSI has acquired by improper means ev3’s trade secrets related to ev3’s customers and Key Opinion Leaders. Further, CSI has used ev3’s trade secrets without express or implied consent from ev3 while knowing or having reason to know that those trade secrets were derived from or through a person or persons who had utilized improper means to acquire them, or had acquired them under circumstances giving rise to a duty to maintain their secrecy or limit their use, or were derived from or through a person or persons who owned a duty to ev3 to maintain their secrecy or limit their use.
     70. Collins, Lew, John Does 1-10, and CSI have or will inevitably disclose and/or use ev3’s trade secrets.
     71. As a direct and proximate cause of such malicious, willful, and wrongful misappropriation of trade secrets, and subsequent communication of such highly confidential information to others, ev3 is suffering immediate and irreparable injury, harm, and damage, and will continue to suffer injury, harm, and damage, unless and until Collis, Lew, John Does 1-10, and CSI are restrained.
     72. As a further direct and proximate cause of the foregoing malicious, willful, and wrongful misappropriation of trade secrets, ev3 has suffered and will suffer damages in an amount that is not presently ascertainable, but which shall be proved at the time of trial.
COUNT 5: UNFAIR COMPETITION (ALL DEFENDANTS)
     73. Plaintiff restates and realleges the foregoing paragraphs of this Complaint.
     74. Defendants’ conduct and actions, and the inevitable disclosure of confidential information, as described above, constitute unfair competition in violation of common law.
     75. Defendants’ unfair competition has caused damages and will cause damage to ev3, which has suffered, and will continue to suffer, irreparable harm that justifies enjoining Defendants from their illegal and improper actions, along with all other remedies available to ev3. ev3 has also suffered or will suffer monetary damages that exceed $50,000.00, exclusive of interest and costs.
COUNT 6: TORTIOUS INTERFERENCE WITH CONTRACT (CSI)
     76. Plaintiff restates and realleges the foregoing paragraphs of this Complaint.

     77. CSI knew that Lew and John Does 1-10 had a non-solicitation of employees agreement with FoxHollow.
     78. CSI has procured multiple breaches of that agreement intentionally and without justification.
     79. CSI knew that Collins, Lew, and John Does 1-10 had confidentiality agreements with FoxHollow.
     80. CSI has procured multiple breaches of that agreement intentionally and without justification.
     81. As a result of the fomentation of contractual beaches, ev3 has suffered, and will continue to suffer, irreparable harm.
     82. To remedy this tortious interference, CSI must be enjoined from procuring or facilitating the continued breaches of the non-solicitation agreement and the confidentiality agreements. CSI must also pay damages in an amount to be determined at trial.
COUNT 7: CONSPIRACY (ALL DEFENDANTS)
     83. Plaintiff restates and realleges the foregoing paragraphs of this Complaint.
     84. Collins, Lew, and John Does 1-10 all through the direction of CSI agreed and conspired to engage in a concerted effort to solicit ev3 employees in violation of non-solicitation agreements and interfered with ev3’s contractual rights through misappropriation of ev3’s trade secrets and confidential information and unfairly acquiring a competitive advantage against ev3 through such solicitation and misappropriation.
     85. In furtherance of the conspiracy set forth above, Defendants committed numerous overt wrongful acts, as alleged above.

     86. Defendants had knowledge of ev3’s contractual and legal interests and acted with the intent to unlawfully deprive ev3 of those interests.
     87. As a result of the acts undertaken by Defendants as part of the conspiracy set forth above, ev3 has suffered, and will suffer, irreparable harm.
     88. As a direct and proximate result of Defendants’ conspiracy, ev3 is suffering immediate and irreparable injury, harm, and damage, and will continue to suffer injury, harm, and damage unless and until Defendants are enjoined from engaging in further misconduct or profiting from their past misconduct. Defendants must also pay, jointly and severally, damages in an amount to be determined at trial.
     WHEREFORE, ev3 prays that this Court enter judgment in its favor and against the Defendants:
     1. Enjoining Collins, Lew, and John Does 1-10 from further violating the terms of their confidentiality and non-solicitation agreements.
     2. Enjoining all Defendants from maintaining, using, or disclosing any information belonging to Plaintiff, including its confidential and trade secret information.
     3. Ordering Defendants to return to Plaintiff all of its property, including its confidential and trade secret information, including any documents or copies of documents (including electronic documents) in Defendants’ custody or control.
     4. Enjoining Collins, Lew, and John Does 1-10 from employment with CSI for one year from the date of the injunction.
     5. Enjoining Defendants from contacting Plaintiff’s Key Opinion Leaders and Thought Leaders for a period of one year.

     6. Enjoining CSI and its employees from soliciting and/or hiring any current ev3 employees for a period of one year from the date of the injunction, including those individuals who are commencing their employment on or about January 5, 2008.
     7. Awarding Plaintiff its reasonable damages in an amount greater than $50,000.00.
     8. Awarding Plaintiff its attorney’s fees incurred as a result of Defendants’ actions.
     9. Awarding Plaintiff pre- and post-judgment interest, costs, and disbursements as permitted by law, and all other relief that the Court deems just and equitable.

Date: December 28, 2007		OPPENHEIMER WOLFF & DONNELLY LLP

	By:	/s/ Jeffrey J. Bouslog

Jeffrey J. Bouslog (# 174671)
Kathy S. Kimmel (#268823)
Dennis E. Hansen ( #386734)
45 South Seventh Street
Plaza VII Building, Suite 3300
Minneapolis, Minnesota 55402-1609
Telephone: (612) 607-7000
Facsimile: (612) 607-7100

Attorneys for Plaintiffs ev3 Inc., ev3 Endovascular, Inc.,
and FoxHollow Technologies, Inc.

ACKNOWLEDGMENT REQUIRED
BY
MINN. STAT. § 549.211, SUBD. 1
     The undersigned hereby acknowledges that: I am familiar with the terms of Minn. Stat. § 549.211, and that costs, disbursements and reasonable attorney and witness fees may be awarded to the opposing party pursuant to subd. 2 thereof, in the event a party or an attorney acts in bad faith; asserts a claim or defense that is frivolous and that is costly to another party; asserts an unfounded position solely to delay the order and course of the proceedings or to harass; or commits a fraud upon the Court.
     All civil cases are subject to Alternative Dispute Resolution (ADR) processes, except for those actions enumerated in Minn. Stat. §484.76 and Rules 111.01 and 310.01 of the General Rules of Practice.

Date: December 28, 2007		OPPENHEIMER WOLFF & DONNELLY LLP

	By:	/s/ Jeffrey J. Bouslog

Jeffrey J. Bouslog (# 174671)
Kathy S. Kimmel (#268823)
Dennis E. Hansen ( #386734)
45 South Seventh Street
Plaza VII Building, Suite 3300
Minneapolis, Minnesota 55402-1609
Telephone: (612) 607-7000
Facsimile: (612) 607-7100

Attorneys for Plaintiffs ev3 Inc., ev3 Endovascular, Inc.,
and FoxHollow Technologies, Inc.
Pleading Attached: Verified Complaint